EXHIBIT 10.4

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of September 14, 2007, executed and delivered by each of the parties identified on the signature page hereto as “Pledgor” (each a “Pledgor” and collectively, the “Pledgors”) in favor of (a) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Credit Agreement dated as of September 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-Store-It, L.P. (the “Borrower”), U-Store-It Trust, the financial institutions party thereto and their assignees under Section 11.5. thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders.

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement; and

WHEREAS, each Pledgor’s execution and delivery of this Pledge Agreement is a condition to the Lenders making such financial accommodations to the Borrower.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Pledge. As security for the prompt performance and payment in full of the Secured Obligations, each Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Agent, for its own benefit and for the benefit of the Lenders, and grants to the Agent, for its own benefit and for the benefit of the Lenders, a security interest in, all of such Pledgor’s right, title and interest in, to and under the following (collectively, the “Pledged Collateral”):

(a) the Pledged Interests;

(b) all distributions, cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof to which such Pledgor shall at any time be entitled in respect of the Pledged Interests;

(c) all other payments due or to become due to such Pledgor in respect of any of the foregoing;

(d) all of such Pledgor’s claims, rights, powers, privileges, authority, puts, calls, options, security interests, liens and remedies, if any, in respect of any of the foregoing;

(e) all of such Pledgor’s rights to exercise and enforce any and every right, power, remedy, authority, option and privilege of such Pledgor relating to any of the foregoing including, without limitation, any power to (i)  terminate, cancel or modify any agreement, (ii) execute any instruments and to take any and all other action on behalf of and in the name of such

Pledgor in respect of any of the foregoing and the applicable Issuer thereof, (iii) exercise voting rights or make determinations, (iv) exercise any election (including, but not limited to, election of remedies), (v) exercise any “put”, right of first offer or first refusal, or other option, (vi) exercise any right of redemption or repurchase, (vii) give or receive any notice, consent, amendment, waiver or approval, (viii) demand, receive, enforce, collect or receipt for any of the foregoing, (ix) enforce or execute any checks, or other instruments or orders, (x) file any claims and to take any action in connection with any of the foregoing, or (xi) otherwise act as if such Pledgor were the absolute owner of such Pledged Interests and all rights associated therewith;

(f) all certificates and instruments representing or evidencing any of the foregoing;

(g) all other property hereafter delivered in substitution for or in addition to any of the foregoing;

(h) all other rights, titles, interests, powers, privileges and preferences pertaining to any of the foregoing; and

(i) all Proceeds of any of the foregoing.

Section 2. Representations and Warranties. Each Pledgor hereby represents and warrants to the Agent and the Lenders as follows:

(a) Title and Liens. Such Pledgor is, and will at all times continue to be, the legal and beneficial owner of the Pledged Collateral of such Pledgor. None of the Pledged Collateral is subject to any adverse claim or other Lien other than Permitted Liens. No Person has control of any of the Pledged Collateral other than the Agent.

(b) Authorization. Such Pledgor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement in accordance with its terms, including the granting of the security interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require any governmental approval or violate any applicable law relating to such Pledgor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of such Pledgor, or any indenture, agreement or other instrument to which such Pledgor is a party or by which it or any of the Pledged Collateral of such Pledgor or its other property may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the Pledged Collateral of such Pledgor or such Pledgor’s other property whether now owned or hereafter acquired.

(c) Validity and Perfection of Security Interest. This Agreement is effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Collateral. Such security interest will be perfected (i) with respect to any such Pledged Collateral that is a “security” (as such term is defined in the UCC) and is evidenced by a certificate, when such Pledged Collateral is delivered to the Agent with duly executed stock powers with respect thereto, (ii) with respect to any such Pledged Collateral that is a “security” (as such term is defined in the UCC) but is not evidenced by a certificate, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the Pledgors or when control is established by the Agent over such interests in accordance with the provision of Section 8-106 of the UCC, or any successor provision, and (iii) with respect to any such Pledged Collateral that is not a “security” (as such term is defined in the UCC), when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the Pledgors. Except as set forth in this subsection, no action is necessary to perfect the security interest granted by any Pledgor under this Agreement.

(d) Pledged Equity Interests. The information set forth on Schedule 1 hereto with respect to the Pledged Collateral of such Pledgor is true and correct.

(e) Name, Organization, Etc. Such Pledgor’s exact legal name, type of legal entity, jurisdiction of formation, organizational identification number and location of its chief executive office are as set forth on Schedule 1. Except as set forth on such Schedule, since the date of such Pledgor’s formation, such Pledgor has not changed its name or merged with or otherwise combined its business with any other Person.

(f) Validly Issued, etc. All of the Pledged Interests have been duly authorized, are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights of any Person.

(e) Interests in Partnerships and LLCs. None of the Pledged Collateral consisting of an interest in a partnership or in a limited liability company (i) is dealt in or traded on a securities exchange or in securities markets, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) otherwise constitutes a security or (v) constitutes a financial asset.

Section 3. Covenants. Each Pledgor hereby unconditionally covenants and agrees as follows:

(a) No Liens; No Sale of Pledged Collateral. Such Pledgor will not create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien on any of the Pledged Collateral (or any interest therein), nor, without the prior written consent of the Agent, sell, lease, assign, transfer or otherwise dispose of all or any portion of the Pledged Collateral (or any interest therein).

(b) Change of Name, Etc. Without giving the Agent at least 30-days’ prior written notice and to the extent such action is not otherwise prohibited by any of the Loan Documents, such Pledgor shall not: (i) change its name; (ii) reorganize or otherwise become formed under the laws of another jurisdiction or (iii) become bound by a security agreement of another Person under Section 9-203(d) of the UCC.

(c) Defense of Title. Such Pledgor will warrant and defend its title to and ownership of the Pledged Collateral of such Pledgor, at its sole cost and expense, against the claims of all Persons.

(d) Delivery of Certificates, Etc. If a Pledgor shall receive any certificate (including, without limitation, any certificate representing a stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Equity Interests or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, or otherwise), instrument, option or rights in respect of any Pledged Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Collateral, or otherwise in respect thereof, such Pledgor shall hold the same in trust for the Agent and the Lenders and promptly deliver the same to the Agent in the exact form received, duly indorsed by such Pledgor to the Agent, if required, together with an undated stock power covering such certificate (or other appropriate instrument of transfer) duly executed in blank by such Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms of this Agreement, as Pledged Collateral.

(e) Uncertificated Securities. With respect to any Pledged Collateral that constitutes a security and is not represented or evidence by a certificate or instrument, such Pledgor shall cause the Issuer thereof either (i) to register the Agent as the registered owner of such security or (ii) to agree in writing with the Agent and such Pledgor that such Issuer will comply with the instructions with respect to such security originated by the Agent without further consent of such Pledgor.

(f) Additional Shares. Such Pledgor shall not permit any Issuer to issue any additional Equity Interests unless such Equity Interests are pledged hereunder as provided herein. Further, such Pledgor shall not permit any Issuer to amend or modify its articles or certificate of incorporation, articles of organization, certificate of limited partnership, by-laws, operating agreement, partnership agreement or other comparable organizational instrument in a manner which would adversely affect the voting, liquidation, preference or other similar rights of any holder of the Equity Interests pledged hereunder.

(g) Issuer Acknowledgment. Such Pledgor shall, upon the Agent’s request therefor, cause each Issuer of Pledged Collateral and which Issuer is not a Pledgor itself, to execute and deliver to the Agent an Acknowledgment and Consent substantially in the form of Schedule 2 attached hereto.

Section 4. Registration in Nominee Name, Denominations. The Agent shall have the right (in its sole and absolute discretion) to hold any Equity Interests which are part of the Pledged Collateral in its own name as pledgee, the name of its nominee (as Agent or as sub-agent) or the name of the Pledgor thereof, endorsed or assigned in blank or in favor of the Agent. Such Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to any such Equity Interests constituting Pledged Collateral registered in the name of such Pledgor. The Agent shall at all times have the right to request that each Issuer of any Pledged Collateral issue certificates representing the Pledged Collateral and to exchange the certificates representing such Pledged Collateral for certificates of smaller or larger numbers of shares for any purpose consistent with this Agreement.

Section 5. Voting Rights; Dividends, etc.

(a) So long as no Event of Default exists:

(i) each Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms and conditions of any of the Loan Documents or any agreement giving rise to or otherwise relating to any of the Secured Obligations; provided, however, that no Pledgor shall exercise, or refrain from exercising, any such right or power if any such action would have a material adverse effect on the value of such Pledged Collateral in the judgment of the Agent; and

(ii) each Pledgor shall be entitled to retain and use any and all cash distributions paid on the Pledged Collateral, but any and all equity and/or liquidating distributions, other distributions in property, return of capital or other distributions made on or in respect of Pledged Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Equity Interests which are pledged hereunder or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of any Issuer, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by such Pledgor, shall forthwith be delivered to the Agent to be held as collateral subject to the terms and conditions of this Agreement.

The Agent agrees to execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, as appropriate, at the sole cost and expense of such Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers which such Pledgor is entitled to exercise pursuant to clause (i) above and/or to receive the distributions and other amounts which such Pledgor is authorized to retain pursuant to clause (ii) above.

(b) If an Event of Default exists, all rights of the Pledgors to exercise the voting and/or consensual rights and powers which the Pledgors are entitled to exercise pursuant to subsection (a)(i) above and/or to receive the distributions and other amounts which the Pledgors are authorized to receive and retain pursuant to subsection (a)(ii) above shall cease, and all such rights thereupon shall become immediately vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which the Pledgors shall otherwise be entitled to exercise pursuant to subsection (a)(i) above and/or to receive and retain the distributions and other amounts which the Pledgors shall otherwise be authorized to retain pursuant to subsection (a)(ii) above. Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this subsection (b) shall be retained by the Agent as additional collateral hereunder and shall be applied in accordance with the provisions of Section 9. If any Pledgor shall receive any distributions or other property which it is not entitled to receive under this Section, such Pledgor shall hold the same in trust for the Agent and the Lenders, without commingling the same with other funds or property of or held by such Pledgor, and shall promptly deliver the same to the Agent in the identical form received, together with any necessary endorsements.

Section 6. Event of Default Defined. For purposes of this Agreement, “Event of Default” shall mean any of the following events, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body: (i) the failure of any Pledgor to comply with any of the terms and provisions of this Agreement; (ii) the occurrence of an “Event of Default” as such term is defined in the Credit Agreement; or (iii) any action is taken by the Issuer of any Pledged Interests or the members or trustees thereof to amend or modify the Organizational Documents in a manner that would adversely affect (A) the voting, liquidation, preference, redemption or other similar rights of any holder of the Pledged Interests or, (B) the Agent’s or the Lenders’ rights or remedies under this Pledge Agreement.

Section 7. Remedies upon Default.

(a) In addition to any right or remedy that the Agent or any Lender may have under the Credit Agreement or any other Loan Document or otherwise under applicable law, if an Event of Default shall exist, the Agent may exercise any and all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Agent in its discretion shall deem appropriate. The Agent shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act and upon consummation of any such sale the Agent shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each purchaser at any sale of Pledged Collateral shall take and hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and/or appraisal which such Pledgor now has or may at any time in the future have under any applicable law now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by applicable law, at least 5 days’ prior written notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange on which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Agent may determine in its sole and absolute discretion. Neither the Agent nor any Lender shall be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Agent or may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but neither the Agent nor any Lender shall incur any liability to any Pledgor in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public sale made pursuant to this Agreement, the Agent or any Lender and any other holder of any of the Secured Obligations, to the extent permitted by applicable law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by applicable law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to the Agent or any Lender from any Pledgor as a credit against the purchase price, and the Agent and the Lenders may, upon compliance with the terms of sale and to the extent permitted by applicable law, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default may have been remedied or the Secured Obligations may have been paid in full as herein provided. Each Pledgor hereby waives any right to require any marshaling of assets and any similar right.

(b) In addition to exercising the power of sale herein conferred upon it, the Agent shall also have the option to proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

(c) The rights and remedies of the Agent and the Lenders under this Agreement are cumulative and not exclusive of any rights or remedies which they would otherwise have.

Section 8. Application of Proceeds of Sale and Cash. The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other moneys held by the Agent or any Lender under the provisions of this Agreement, shall be applied in accordance with the Credit Agreement. The Pledgor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.

Section 9. Agent Appointed Attorney-in-Fact. Each Pledgor hereby constitutes and appoints the Agent as the attorney-in-fact of such Pledgor with full power of substitution either in the Agent’s name or in the name of such Pledgor to do any of the following: (a) to perform any obligation of such Pledgor hereunder in such Pledgor’s name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Agent’s security interest in the Pledged Collateral or any of the documents, instruments, certificates and agreements described in Section 13.(b); (d) to verify facts concerning the Pledged Collateral in its own name or a fictitious name; (e) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; (f) to exercise all rights, powers and remedies which such Pledgor would have, but for this Agreement, under the Pledged Collateral; and (g) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of the Pledgor or otherwise, deemed by the Agent as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. Nothing herein contained shall be construed as requiring or obligating the Agent or any Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or any Lender or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Agent or any Lender. The power of attorney granted herein is irrevocable and coupled with an interest.

Section 10. Agent’s Duty of Care. Other than the exercise of reasonable care to ensure that safe custody of the Pledged Collateral while being held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that each Pledgor shall responsible for preservation of all rights of such Pledgor in the Pledged Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 11. Reimbursement of Agent. Each Pledgor agrees to pay upon demand to the Agent the amount of any and all reasonable expenses, including the reasonable fees disbursements and other charges of its counsel and of any experts or agents, and its fully allocated internal costs, that the Agent may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Agent or the Lenders hereunder, or (d) the failure by such Pledgor to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder shall be Secured Obligations.

Section 12. Further Assurances. Each Pledgor shall, at its sole cost and expense, take all action that may be necessary or desirable in the Agent’s sole discretion, so as at all times to maintain the validity, perfection, enforceability and priority of the Agent’s security interest in the Pledged Collateral, or to enable the Agent or the Lenders to exercise or enforce their respective rights hereunder, including without limitation (a) delivering to the Agent, endorsed or accompanied by such instruments of assignment as the Agent may specify, any and all chattel paper, instruments, letters of credit and all other advices of guaranty and documents evidencing or forming a part of the Pledged Collateral and (b) executing and delivering pledges, designations, notices and assignments, in each case in form and substance satisfactory to the Agent, relating to the creation, validity, perfection, priority or continuation of the security interest granted hereunder. Each Pledgor agrees to take, and authorizes the Agent to take on such Pledgor’s behalf, any or all of the following actions with respect to any Pledged Collateral as the Agent shall deem necessary to perfect the security interest and pledge created hereby or to enable the Agent to enforce their respective rights and remedies hereunder: (i) to register in the name of the Agent any Pledged Collateral in certificated or uncertificated form; (ii) to endorse in the name of the Agent any Pledged Collateral issued in certificated form; and (iii) by book entry or otherwise, identify as belonging to the Agent a quantity of securities or partnership interests that constitutes all or part of the Pledged Collateral registered in the name of the Agent. Notwithstanding the foregoing, each Pledgor agrees that Pledged Collateral which is not in certificated form or is otherwise in book-entry form shall be held for the account of the Agent. Each Pledgor hereby authorizes the Agent to file in all necessary and appropriate jurisdictions (as determined by the Agent) one or more financing or continuation statements (or any other document or instrument referred to in the immediately preceding clause (b)) in the name of such Pledgor. To the extent permitted by applicable law, a carbon, photographic, xerographic or other reproduction of this Agreement or any financing statement is sufficient as a financing statement. Any property comprising part of the Pledged Collateral required to be delivered to the Agent pursuant to this Pledge Agreement shall be accompanied by proper instruments of assignment duly executed by the Pledgors and by such other instruments or documents as the Agent may reasonably request.

Section 13. Securities Act. In view of the position of any Pledgor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act or any similar applicable law hereafter enacted analogous in purpose or effect (such Act and any such similar applicable law as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Pledged Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar applicable law analogous in purpose or effect. Each Pledgor recognizes that in light of the foregoing restrictions and limitations the Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such

Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Agent, in its sole and absolute discretion, may, in accordance with applicable law, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, neither the Agent nor any Lender shall incur any responsibility or liability for selling all or any part of the Pledged Collateral in accordance with the terms hereof at a price that the Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sell.

Section 14. Investment Property. The Pledgor shall not, and shall not allow any issuer of any Pledged Collateral, to the extent such issuer is a limited liability company or a partnership, to elect that Pledged Interests, except as directed or requested by the Agent, be securities governed by Article 8 of the Uniform Commercial Code. No issuer of any Pledged Collateral has made such an election.

Section 15. Security Interest Absolute. All rights of the Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the documents, instruments or agreements evidencing any of the Secured Obligations, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).

Section 16. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until it terminates in accordance with its terms. The Pledgors or the Agent hereby agree that the security interest created by this Agreement in the Pledged Collateral shall not terminate and shall continue and remain in full force and effect notwithstanding the transfer to the Pledgors or any person designated by it of all or any portion of the Pledged Collateral.

Section 17. No Waiver. Neither the failure on the part of the Agent or any Lender to exercise, nor the delay on its part in exercising any right, power or remedy hereunder, nor any course of dealing between the Agent or any Lender and any Pledgor shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

Section 18. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to the Pledgor at its address set forth below its signature hereto, (b) to the Agent or any Lender at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received or when receipt is refused; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 20. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 21. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no Pledgor shall be permitted to assign this Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or any cash or property held by the Agent or any Lender as collateral under this Agreement, and any such assignment by a Pledgor shall be null and void absent the prior written consent of the Agent.

Section 22. Termination. Upon indefeasible payment in full of all of the Secured Obligations, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms the Agent agrees to take such actions as the Pledgors may reasonably request, and at the sole cost and expense of the Pledgors to evidence the termination of this Agreement.

Section 23. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Section 24. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

Section 25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.

Section 26. Definitions.

(a) As used herein, the following terms have the indicated meanings:

“Equity Interests” means all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or similar entity, whether voting or nonvoting, certificated or uncertificated, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Event of Default” has the meaning set forth in Section 7.

“Issuer” means a Person which issued any Equity Interest that constitutes any part of the Pledged Collateral.

“Organizational Documents” means any declaration of trust, operating agreement, partnership agreement, by-laws, articles or certificate of incorporation, articles of organization, certificate of limited partnership, or other similar agreement or document.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Pledged Interests” means, with respect to each Pledgor, such Pledgor’s right, title and interest in the Equity Interests of the Issuers as described on Schedule 1, whether now owned or hereafter acquired.

“Proceeds” means all proceeds (including proceeds of proceeds) of any of the Pledged Collateral including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, payment intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Collateral, or proceeds thereof (including any cash, Equity Interests, or other instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any security entitlements, as defined in Section 8-102(a)(17) of the UCC, with respect thereto); (b) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Collateral, or proceeds thereof; and (d) payments (in any form whatsoever) made or due and payable to a Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral, or proceeds thereof.

“Secured Obligations” means, collectively, the unpaid principal of and interest on all Loans and all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to any Lender of any kind, nature or description, under or in respect of the Credit Agreement, any other Loan Document to which the Borrower is a party, whether direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which the Borrower is required to pay pursuant to any of the foregoing, under Applicable Law, or otherwise

(b) Terms not otherwise defined herein are used herein with the respective meanings given to them in the Credit Agreement. Terms which are defined in the North Carolina Uniform Commercial Code have the meanings given such terms therein.

[Signatures on Next Page]

IN WITNESS WHEREOF, each Pledgor has executed and delivered this Pledge Agreement under seal as of this the date first written above.

PLEDGORS:

U-STORE-IT, L.P.

By: U-Store-It Trust, its general partner

By:
Name:
Title:

Address for Notices for all Pledgors:
c/o U-Store-It Trust
50 Public Square, Suite 2800
Cleveland, OH  44113
Attn: Secretary
Telephone: (216) 274-1340
Telecopy: (216) 274-1360

c/o U-Store-It Trust
460 Swedesford Road, Suite 3000
Wayne, PA 19087
Attn: Chief Financial Officer
Telephone: (610) 293-5700
Telecopy: (610) 293-5720

Agreed to, accepted and acknowledged
as of the date first written above,

AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Its:

SCHEDULE 1 TO PLEDGE AGREEMENT

Pledged Equity Interests:

		Jurisdiction of	Class of Equity	Certificate Number	Percentage of
Pledgor	Issuer	Formation of Issuer	Interest	(if any)	Ownership
U-Store-It, L.P ..	YSI RT LLC	Delaware	Membership Interests	N/A	100%

Pledgor Information:

	Jurisdiction of	Organizational ID
Pledgor	Formation	No.	Location of Chief Executive Office
U-Store-It, L.P.	Delaware	2647415	50 Public Square, Suite 2800 Cleveland, OH 44113